Exhibit 10.2

CS DIAGNOSTICS CORP.

Buyer

And

CS DIAGNOSTICS GROUP

Seller

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement is by and between CS Diagnostics Corp., a Wyoming Corp., CS Diagnostics Pharma GmbH, an German registered Company; CS Interpharm LLC, a Dubai, UAE limited liability partnership (collectively referred to “CS Diagnostics Corp”), is entered into with an effective date of 4th day of September 2023.

On June 14, 2022, a binding agreement was executed with Lapharm GmbH1 and the issuer whereas La Pharm agreed to provide to CS an exclusive distributorship for a period of five years of Hydrogel.

On September 4, 2023, CS Diagnostics Group agreed to sell and transfer the tangible, intangible and patents for the CS Protect-Hydrogel, a hydrogel-based tissue spacer used in radiation therapy to increase the distance between cancer cells and healthy tissue and thus protect healthy tissue from damage caused by high doses of radiation, to CS Diagnostics Corp.

The CS Diagnostics Group have obtained a valuation for the CS Protect-Hydrogel in amount greater that 960,000,000 Euro based on its discounted present commercial value. The valuation is supported, as contained in the final valuation, see Exhibit A, by the October 16, 2018 purchase of the similar product by Boston Scientific for $500,000,000 USD and further compensation based on the distribution revenues, See Exhibit “B”.CS Diagnostics Corp., based on this valuation, has agreed and has instructed its transfer agent, Transfer Online, to issue 110,000,000 shares of its common stock to represent a payment of Five Hundred Million USD ($500,000,000) for the rights, patents and intellectual property of the CS Protect-Hydrogel product to the CS Diagnostics Group, its successor or assigns.

Seller has all requisite legal and corporate power to enter into, execute, deliver and perform this Agreement of even date herewith between Seller and Buyer. This Agreement has been duly executed by the Seller and constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their terms, except as the same may be limited by (i) bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights and (ii) limitations on the enforceability of the indemnification provisions of the Registration Rights Agreement as limited by applicable securities laws.

1 Lapharm GmbH was subsequently merged into CS Diagnostics Pharma GmbH and the entity no longer exists.

All corporate and legal action on the part of Seller, its officers, directors and Sellers necessary for the execution and delivery of this Agreement, the Shares, and the performance of Seller's obligations hereunder have been taken.

The Shares, when issued in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances; provided, however, that the Note, and any securities into which it may be converted, may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

Government Consent, Etc. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or other governmental authority on the part of Seller is required in connection with the valid execution and delivery of this Agreement. The execution, delivery and performance of the Agreement by the Seller and the consummation by the Seller of the transactions contemplated thereby do not and will not conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement of the Corporation.

Private Placement. Assuming the accuracy of the Buyer’s representations and warranties set forth herein, no registration under the 1933 Act is required for the offer, issuance and sale of the Shares, by the Seller to Buyer as contemplated hereby.

Representations and Warranties by Buyer. Buyer represents and warrants to Seller as of the Closing Date as follows:

Investment Intent: Authority. This Agreement is made with Buyer in reliance upon Buyer's representation to Seller, evidenced by Buyer's execution of this Agreement, that Buyer is acquiring the Shares for investment for Buyer's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act; provided, however, that by making the representations herein, Buyer does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Buyer has the requisite right, power, authority and capacity to enter into and perform this Agreement and the Agreement will constitute a valid and binding obligation upon Buyer, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

Knowledge and Experience. Buyer (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Buyer's prospective investment in the Shares

(ii) has the ability to bear the economic risks of Buyer's prospective investment; (iii) has had all questions which have been asked by Buyer satisfactorily answered by Seller; and (iv) has not been offered the Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media. Buyer represents and warrants that it is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act.

The provisions of this Agreement may only be amended or modified in a writing executed by each of Seller and Buyer. A waiver shall not be effective unless in a writing by the party against whom such waiver is to be enforced.

This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the United States without regard to the conflicts of law provisions thereof. Any action arising out of this Agreement shall be heard in any court of general jurisdiction in the State of Wyoming. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Buyer shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

IN WITNESS WHEREOF, the Parties hereto have executed this ASSET PURCHASE AGREEMENT EFFECTIVE 4 September 2023.

CS Diagnostics Corp.	CS Diagnostics Pharma GmbH

Thomas Fahrhoefer	Thomas Fahrhoefer

CS Interpharm, LLC

Thomas Fahrhoefer